UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

The Underwriting Agreement

Independent Bank Group, Inc. (the “Company”) and Arlon Capital Partners LP, Castle Creek Capital Partners IV LP, LEP Carlile Holdings, LLC, Trident IV Depository Holdings, LLC, and Trident IV PF Depository Holdings, LLC, which are shareholders of the Company (collectively, the “Selling Shareholders”), and Stephens Inc., as representative of the Underwriters (as defined below), have entered into an Underwriting Agreement, dated November 29, 2017 (the “Underwriting Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company and the Selling Shareholders have agreed to sell to the underwriters named in the Underwriting Agreement (the “Underwriters”), and the Underwriters have agreed to purchase from the Company and the Selling Shareholders, an aggregate of 390,000 shares and 1,745,506 shares, respectively (collectively, the “Firm Shares”), of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

The Underwriters will purchase the shares of Common Stock from the Company at a price, after the underwriting discount, of $60.96 per share, resulting in net proceeds to the Company of approximately $23.77 million. The Underwriters will also purchase the shares of Common Stock from the Selling Shareholders at a price, after the underwriting discount, of $62.40 per share. The Company will not receive any of the proceeds of the sale of shares of common stock by the Selling Shareholders. The Company will use the net proceeds of the sale of shares of Common Stock by it for general corporate purposes, including to increase its consolidated capital to support continued growth through acquisition and continued organic growth.

The Company has also granted the Underwriters an option to purchase up to an additional 58,500 shares of Common Stock (the “Company Option Shares”) within thirty days after November 29, 2017 at a price, after the underwriting discount, of $60.96 per share. In addition, LEP Carlile Holdings, LLC, Trident IV Depository Holdings, LLC, and Trident IV PF Depository Holdings, LLC, have granted the Underwriters options to purchase up to an aggregate of 154,453 additional Shares of Common Stock (together with the Firm Shares and the Company Option Shares, the “Shares”) within thirty days after November 29, 2017 at a price, after the underwriting discount, of $62.40 per share.

The shares of common stock being sold by the Selling Shareholders include certain of the shares that they had acquired in connection with the Company’s acquisition of Carlile Bancshares, Inc. in April 2017. Prior to the transactions contemplated by the Underwriting Agreement, the Selling Shareholders collectively owned 4,769,133 shares, or approximately 17.15% of the Company’s total shares outstanding. After which transactions, if the options described above are exercised by the Underwriters in full, the Selling Shareholders are expected to collectively own 2,864,174 shares, or approximately 10.15% of total shares outstanding.

Pursuant to the Underwriting Agreement, the Company’s executive officers and directors, as well as certain of the Selling Shareholders and other certain other shareholders of the Company, entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of the Shares sold in the offering were registered under the Securities Act of 1933, as amended, pursuant to an automatically effective shelf registration statement on Form S-3 (Registration No. 333-218782) filed June 16, 2017. The offer and sale of the Shares in the offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated November 29, 2017.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company, the Company’s Registration Statement and the offering of the Shares. The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company, Selling Shareholders and the Underwriters expect to consummate the sale and purchase of the Shares pursuant to the Underwriting Agreement on December 6, 2017.

The Shares will be delivered in book-entry form only.

The foregoing is a summary of certain terms of the Underwriting Agreement only and is qualified by reference to the Underwriting Agreement and the terms of the offering set forth in the Prospectus. The Underwriting Agreement is filed herewith as Exhibit 1.1 hereto and is incorporated herein by reference.

Andrews Kurth Kenyon LLP, special counsel to the Company, has issued an opinion to the Company with respect to the validity of the Shares, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On November 28, 2017, the Company issued a press release announcing the commencement of the offering of the Shares. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 29, 2017, the Company issued a press release announcing the pricing of the offering of the Shares. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K

In accordance with the General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, which are furnished herewith pursuant to and relate to Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report on Form 8-K, Exhibit 99.1 hereto and Exhibit 99.2 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1*	Underwriting Agreement, dated November 29, 2017, among Independent Bank Group, Inc., the Selling Shareholders and Stephens Inc., as representative of the several Underwriters named therein.

5.1*	Opinion of Andrews Kurth Kenyon LLP regarding the legality of the Shares being registered.

23.1*	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1).

99.1**	Press Release announcing the commencement of the offering of the Shares issued by Independent Bank Group, Inc. dated November 28, 2017.

99.2**	Press Release announcing the pricing of the offering of the Shares issued by Independent Bank Group dated November 29, 2017.

*	Filed herewith.
**	Furnished to the SEC herewith as exhibits relating to information furnished to the Commission under Item 7.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2017

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board, Chief Executive Officer and President